UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

Sensei Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39980	83-1863385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On February 13, 2026, the board of directors (the “Board”) of Sensei Biotherapeutics, Inc. (the “Company”) voted to increase the size of the Board from three members to five members and to appoint Christopher W. Gerry and Phillip B. Donenberg as new directors to fill the resulting vacancy, effective immediately, for a term until each of their respective successor is duly elected and qualified, or until each of their earlier death, resignation or removal.

Christopher W. Gerry (Age 46). Mr. Gerry is the President, Principal Executive Officer and General Counsel of the Company. Before this role, Mr. Gerry served as the Company’s General Counsel since July 2022. Prior to joining the Company in July 2022, he served as Senior Director, Associate General Counsel, then Vice President, Deputy General Counsel at AVROBIO, Inc. (NASDAQ: AVRO) from 2019 to 2022. Prior to that, Mr. Gerry was an associate at Cooley LLP from 2013 to 2019, where he represented life sciences companies in a wide variety of matters. He received a B.A. from Dickinson College and earned his J.D. from Boston University School of Law.

Phillip B. Donenberg (Age 65). Mr. Donenberg has served as a member of the board of directors, member of the compensation committee and chairman of the audit committee of Taysha Gene Therapies, Inc. (NASDAQ: TSHA) since August 2020. He also served as Senior Vice President and Chief Financial Officer of Jaguar Gene Therapy, LLC from February 2020 to March 2023. Mr. Donenberg has served as a member of the board of directors and chairman of the audit committee of Tectonic Therapeutic, Inc. (NASDAQ: TECX) (formerly AVROBIO, Inc.) since June 2018. Previously, Mr. Donenberg served as Chief Financial Officer and Senior Vice President of Assertio Therapeutics, Inc. (NASDAQ: ASRT). He served as Senior Vice President and Chief Financial Officer of AveXis, Inc. (NASDAQ: AVXS), from 2017 to June 2018, and as Vice President, Corporate Controller from 2016 to 2017. Mr. Donenberg earned a B.S. in accountancy from the University of Illinois Champaign-Urbana College of Business and is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Gerry, Mr. Donenberg and any other person pursuant to which he was appointed as a director of the Company. Neither Mr. Gerry or Mr. Donenberg is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Donenberg will be compensated as a director in accordance with the Company’s non-employee director compensation program described in the Company’s Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders.

Indemnification Agreements

In connection with Messrs. Gerry’s and Donenberg’s appointments as directors, each of Messrs. Gerry and Donenberg will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.3 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 28, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Dated: February 13, 2026	By:	/s/ Christopher W. Gerry
	Name:	Christopher W. Gerry
	Title:	President and Principal Executive Officer